Press Release

April 20, 2006
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES QUARTERLY DIVIDEND AND RESULTS FOR 1st QUARTER 2006

West Des Moines, IA – West Bancorporation, Inc. (WTBA) (the “Company”), parent company of West Bank, WB Capital Management Inc. (d/b/a VMF Capital) and Investors Management Group, Ltd. (“IMG”), reports net income of $4,545,000, or $0.27 per share, for the first quarter of 2006, compared to $4,842,000 or $0.29 per share for the first quarter of 2005. The return on average equity and return on average assets were 17.60 percent and 1.45 percent, respectively, for the first quarter of 2006.

During the first quarter, loans grew by $62 million. Compared to a year ago, loans have increased $188 million. Conversely, the net interest margin for the first quarter of 2006 was 3.42 percent, which was 30 basis points lower than a year ago. As a result, net interest income was $53,000 lower than the first quarter of 2005. The net interest margin has declined over the past year because the cost of funds (deposits and borrowings) has increased faster than the yield on earning assets (loans and investments). The relatively flat yield curve, where short-term interest rates are approximately the same as longer term interest rates, has been the primary reason the cost of funds has increased faster than the yield on earnings assets, resulting in a decline in the net interest margin. Deposits at March 31, 2006 totaled $969 million which is $99 million higher than a year ago. Most of the growth in deposits has been through wholesale certificates of deposit.

Assets under management at VMF and IMG totaled $4.5 billion, resulting in revenue for the first quarter of 2006 of $2,248,000. Asset management revenue is significantly higher than a year ago because IMG was acquired on December 30, 2005 and this is the first quarter its results have been included in the consolidated results of West Bancorporation. Net income from the asset management segment of the Company totaled $166,000 for the quarter, compared to $65,000 for the first quarter of 2005.

The Company recognized first quarter losses from the sale of investment securities totaling $106,000 compared to $1,200 a year ago. Lower yielding investments were sold with the proceeds reinvested in higher yielding investments. By the end of the year, the additional income earned will more than make up for the losses recognized in the first quarter.

Non-accrual loans at March 31, 2006 totaled $3,988,000. One loan accounted for $3,810,000 of this total. As reported at December 31, 2005, this loan is a commercial loan secured by commercial real estate used in the operation of the customer’s business and farmland. The loan was placed on non-accrual status during the fourth quarter of 2005 due to the time required to resolve the situation. It will be necessary for the real estate collateral to be sold. Payments totaling $56,000 were applied to the principal balance of this loan during the first quarter. The remaining balance in a non-accrual status is $178,000, consisting of loans to five different borrowers. A year ago, non-accrual loans totaled $2,940,000. Loans past due 90 days or more and still accruing interest as of March 31, 2006 totaled $10,000 compared to $339,000 a year ago. Other real estate owned was $252,000 and $149,000 at March 31, 2006 and 2005, respectively. The allowance for loan losses as a percent of total loans was 0.87 percent as of March 31, 2006 compared to 0.93 percent a year earlier. Nonperforming assets as a percentage of loans at March 31, 2006 were 0.46 percent, the same as a year ago.

On April 19, 2006, the Board of Directors of West Bancorporation, Inc. declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on May 16, 2006 to shareholders of record on May 2, 2006. As of April 19, 2006, there were 16,701,843 shares of common stock outstanding. The Board also authorized the buy-back of Company stock over the next 12 months in an amount up to $5 million. This authorization replaces a similar one that expired unused.

The Company will discuss its results for the first quarter of 2006 in a conference call scheduled for 2:00 pm central time on Monday, April 24, 2006. The telephone number for the conference call is 877-407-0778. A recording of the conference call will be available until April 28, 2006 by dialing 877-660-6853. The following is required to access the recording: account # 286, conference ID # 198336.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 113 years and the Iowa City area since 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and West Des Moines, Iowa, and Investors Management Group, headquartered in West Des Moines, Iowa, provide portfolio management services to individuals, retirement plans, corporations, foundations, endowments and public entities in Iowa and surrounding states.

The information contained in this Press Release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND
SUBSIDIARIES
Financial Information
(unaudited)
			March 31,		March 31,
CONSOLIDATED STATEMENTS OF CONDITION				2006	2005
	-	-
Assets
Cash and due from banks				$27,182,400	$30,326,480
Short-term investments				2,783,719	25,839,422
Securities				274,947,115	319,407,540
Loans				929,630,310	741,832,299
Allowance for loan losses				(8,048,894)	(6,901,667)

Loans, net				921,581,416	734,930,632
Other assets				70,468,710	54,891,388
Total assets				$1,296,963,360	$1,165,395,462

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing				$196,467,718	$195,218,080
Interest-bearing
Demand				44,906,991	46,827,669
Savings				269,038,988	312,915,513
Time, in excess of $100,000				280,246,859	250,103,360
Other time				178,801,581	65,156,605

Total deposits				969,462,137	870,221,227
Short-term borrowings				114,293,415	101,363,355
Long-term borrowings				99,109,038	90,416,521
Other liabilities				8,055,730	5,660,426
Stockholders’ equity				106,043,040	97,733,933
Total liabilities and stockholders’ equity				$1,296,963,360	$1,165,395,462

	PER COMMON SHARE			MARKET INFORMATION (1)
		Net Income	Dividends	High	Low

2006
1st quarter	$0.27		$0.16	$19.90	$17.50
2005
1st quarter	$0.29		$0.16	19.25	15.93
2nd quarter	0.30		0.16	19.09	15.34
3rd quarter	0.30		0.16	20.02	17.25
4th quarter	0.32		0.16	19.95	17.50
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the NASDAQ
National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued)
(unaudited)
	Three months ended
	March 31,
CONSOLIDATED STATEMENTS OF INCOME	2006	2005
Interest income
Loans	$15,462,928	$10,885,057
Securities	2,867,596	3,433,787
Other	126,029	138,400
Total interest income	18,456,553	14,457,244

Interest expense
Deposits	6,629,281	2,727,878
Short-term borrowings	926,222	890,369
Long-term borrowings	1,357,597	1,242,395
Total interest expense	8,913,100	4,860,642

Net interest income	9,543,453	9,596,602
Provision for loan losses	450,000	375,000
Net interest income after provision for loan losses	9,093,453	9,221,602

Noninterest income
Service charges on deposit accounts	1,003,858	1,042,554
Trust services	168,050	140,000
Investment advisory fees	2,248,375	750,237
Increase in cash value of bank-owned life insurance	209,201	206,270
Net realized (losses) from sales of securities
available for sale	(105,858)	(1,189)
Other income	357,256	388,834
Total noninterest income	3,880,882	2,526,706

Noninterest expense
Salaries and employee benefits	3,675,150	2,578,320
Occupancy	855,920	589,649
Data processing	479,535	327,712
Other expenses	1,301,759	1,093,969
Total noninterest expense	6,312,364	4,589,650

Income before income taxes	6,661,971	7,158,658
Income taxes	2,116,750	2,316,177
Net income	$4,545,221	$4,842,481

PERFORMANCE HIGHLIGHTS

Return on average equity	17.60%	20.08%
Return on average assets	1.45%	1.68%
Net interest margin	3.42%	3.72%
Efficiency ratio	45.17%	36.56%